Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Silvergate Capital Corporation on Pre-effective Amendment No. 2 to Form S-1 of our report dated March 8, 2019 on the consolidated financial statements of Silvergate Capital Corporation and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Costa Mesa, California

May 17, 2019